Exhibit 99.1

Genius Brands International Announces $2.8 Million Registered Direct Offering

Offering Priced At-the-Market Under Nasdaq Rules

BEVERLY HILLS, Calif., May 7, 2020 (GLOBE NEWSWIRE) -- Genius Brands International, Inc. (“Genius Brands” or the “Company”) (NASDAQ: GNUS) announced today that it has entered into a securities purchase agreement with certain long-standing investors providing for the purchase and sale of 8 million shares of its common stock at a purchase price of $0.35 per share in a registered direct offering, resulting in total gross proceeds of $2.8 million.

The offering is expected to close on or about May 8, 2020, subject to customary closing conditions. The net proceeds of the financing will be used for working capital and general corporate purposes. In addition, Genius Brands intends to use the proceeds to fund production of additional episodes of its series, Rainbow Rangers, which will debut on Nick Jr. in conjunction with the launch of the toy line from Mattel, Inc. at Walmart stores Q3 2020. The Company will also apply the financing to grow its newly-announced digital network for children and families, Kartoon Channel!, which will launch in June 2020 with availability in over 100M U.S. television households.

The Special Equities Group, LLC, a division of Bradley Woods & Co. LTD, acted as the placement agent for this transaction.

The shares of common stock described above are being offered by the Company through a prospectus supplement pursuant to the Company’s shelf registration statement on Form S-3 as previously filed and declared effective by the Securities and Exchange Commission and the base prospectus contained therein (Registration No. 333-235962). A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, by contacting The Special Equities Group, LLC, a division of Bradley Woods & Co. LTD, 805 Third Ave., 18th Floor, New York, NY, 10022, at (212) 826-9191, or the Securities and Exchange Commission's website at http://www.sec.gov.

About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s award-winning ‘content with a purpose’ portfolio includes Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger; Rainbow Rangers for Nick Jr.; Llama Llama, starring Jennifer Garner, for Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; entrepreneurship series Warren Buffett's Secret Millionaires Club; and Stan Lee's Cosmic Crusaders, created with Stan Lee's Pow! Entertainment. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s Genius Brands Network of channels, including Kid Genius Cartoon Channel, Baby Genius TV, and Kid Genius Cartoons Plus!, are available in over 100 million U.S. television households via a multitude of distribution platforms, including Comcast, Cox, DISH, Amazon Prime, Sling TV, Apple TV, Roku, Amazon Fire and more. For additional information, please visit www.gnusbrands.com.

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Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; our ability to repay our outstanding debt; the potential issuance of a significant number of shares to our convertible note holders which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR RELATIONS CONTACT:

Porter, Levay & Rose
T: 212-564-4700
ir@gnusbrands.com

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